SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2011

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

CNB Financial Corporation held its Annual Meeting of Shareholders on April 19, 2011 for the purpose of selecting five directors, to ratify the appointment of independent auditors, and to transact other business as would properly come before the meeting.

Results of shareholder voting on the class 1 directors were as follows:

	William F. Falger	Jeffery S. Powell	James B. Ryan	Peter F. Smith
For	7,831,620	7,782,882	7,822,036	7,773,175
Against or Withheld	106,521	155,259	116,105	164,966
Abstentions and Broker Non-Votes	1,303,015	1,303,015	1,303,015	1,303,015

Results of shareholder voting on the class 3 director were as follows:

Richard B. Seager
For	7,852,505
Against or Withheld	85,636
Abstentions and Broker Non-Votes	1,303,015

Results of ratification of Crowe Horwath LLP as independent auditors were as follows:

For	9,171,450
Against or Withheld	28,500
Abstentions and Broker Non-Votes	41,206

Results of the advisory vote on executive compensation were as follows:

For	7,487,251
Against or Withheld	285,122
Abstentions and Broker Non-Votes	1,468,783

Results of the advisory vote on the frequency of the vote on executive compensation were as follows:

One Year	3,040,085
Two Years	581,345
Three Years	3,952,574
Abstentions and Broker Non-Votes	1,667,152

The total shares voted at the annual meeting were 9,241,156.

Item 8.01. Other Events

CNB Financial Corporation shareholders and CNB Bank each held separate annual meetings on April 19, 2011.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits: Exhibit 99 News Release announcing annual meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: April 20, 2011	By:	/s/ Charles R. Guarino
Charles R. Guarino
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing annual meeting.